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[LOGO]                                                            No. 9707340401
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             TERM WCMA-Registered Trademark- LOAN AND SECURITY AGREEMENT


TERM WCMA LOAN AND SECURITY AGREEMENT ("Loan Agreement") dated as of July 10, 1997, between MEDICAL RESOURCES MANAGEMENT, INC. D/B/A MRM, INC., a corporation organized and existing under the laws of the State of California having its principal office at 932 Grand Central, Glendale, CA 91201 ("Customer"), and MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., a corporation organized and existing under the laws of the State of Delaware having its principal office at 33 West Monroe Street, Chicago, IL 60603 ("MLBFS").

In accordance with that certain WORKING CAPITAL MANAGEMENT-Registered Trademark-ACCOUNT AGREEMENT NO. 24X-07498 ("WCMA Agreement") between Customer and MLBFS' affiliate, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED ("MLPF&S"), Customer has subscribed to the WCMA Program described in the WCMA Agreement. The WCMA Agreement is by this reference incorporated as a part hereof. In conjunction therewith, Customer has requested that MLBFS make the Term WCMA Loan hereinafter described (the "Loan"); and, subject to the terms and conditions herein set forth, MLBFS has agreed to make the Loan to Customer.

The Loan combines the equivalent of five successive one-year term loans, each equal to that portion of the Loan which will be fully amortized in the ensuing year, with a line of credit under the WCMA Program ("WCMA Line of Credit") equal to that portion of the Loan which will not be amortized in the ensuing year. Subject to the terms hereof, each year after the initial funding there will be an additional funding on account of the term portion of the Loan, with the proceeds deposited into Customer's WCMA Account concurrently with a corresponding reduction in the Maximum WCMA Line of Credit.

This structure provides Customer with substantially the same initial funding and loan amortization as a conventional term loan. However, unlike most conventional term loans, it permits both a prepayment in whole or in part at any time without penalty, and, subject to the terms and conditions herein set forth, a re-borrowing on a revolving basis of any such amounts prepaid on account of the WCMA Line of Credit portion of the Loan. The structure of the Loan therefore enables Customer at its option to use any free cash balances that it may have from time to time to reduce interest expense on the line of credit portion of the Loan without impairing its working capital.

Accordingly, and in consideration of the premises and of the mutual covenants of the parties hereto, Customer and MLBFS hereby agree as follows:


                               ARTICLE I. DEFINITIONS


1.1 SPECIFIC TERMS. In addition to terms defined elsewhere in this Loan Agreement, when used herein the following terms shall have the following meanings:

(a) "Account Debtor" shall mean any party who is or may become obligated with respect to an Account or Chattel Paper.

(b) "Additional Agreements" shall mean all agreements, instruments, documents and opinions other than this Loan Agreement, whether with or from Customer or any other party, which are contemplated hereby or otherwise reasonably required by MLBFS in connection herewith, or which evidence the creation, guaranty or collateralization of any of the Obligations or the granting or perfection of liens or security interests upon the Collateral or any other collateral for the Obligations, and shall include, without limitation, the Term WCMA Note.

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(c) "Bankruptcy Event" shall mean any of the following: (i) a proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt or receivership law or statute shall be filed or consented to by Customer or any Guarantor; or (ii) any such proceeding shall be filed against Customer or any Guarantor and shall not be dismissed or withdrawn within sixty (60) days after filing; or (iii) Customer or any Guarantor shall make a general assignment for the benefit of creditors; or (iv) Customer or any Guarantor shall become insolvent or generally fail to pay or admit in writing its inability to pay its debts as they become due; or (v) Customer or any Guarantor shall be adjudicated a bankrupt or insolvent.

(d) "Business Day" shall mean any day other than a Saturday, Sunday, federal holiday or other day on which the New York Stock Exchange is regularly closed.

(e) "Closing Date" shall mean the date upon which all conditions precedent to MLBFS' obligation to make the first advance on account of the Loan shall have been met to the satisfaction of MLBFS.

(f) "Collateral" shall mean all Accounts, Chattel Paper, Contract Rights, Inventory, Equipment, Fixtures, General Intangibles, Deposit Accounts, Documents and Instruments of Customer, howsoever arising, whether now owned or existing or hereafter acquired or arising, and wherever located; together with all books and records (including computer records) directly related thereto, all proceeds thereof (including, without limitation, proceeds in the form of Accounts and insurance proceeds), and the additional collateral described in Section 4.6 (b) hereof.

(g) "Commitment Expiration Date" shall mean August 11, 1997.

(h) "Commitment Fee" shall mean a fee of $10,000.00 due to MLBFS in connection with this Loan Agreement.

(i) "Conversion Date" shall mean the first to occur of the date of funding the final advance on account of the Loan permitted under the terms hereof, or September 30, 1997.

(j) "General Funding Conditions" shall mean each of the following conditions to any loan or advance by MLBFS hereunder: (i) no Event of Default, or event which with the giving of notice, passage of time, or both, would constitute an Event of Default, shall have occurred and be continuing or would result from the making of such loan or advance hereunder by MLBFS; (ii) there shall not have occurred and be continuing any material adverse change in the business or financial condition of Customer or any Guarantor; (iii) all representations and warranties of Customer or any Guarantor herein or in any Additional Agreements shall then be true and correct in all material respects; (iv) MLBFS shall have received this Loan Agreement and all Additional Agreements, duly executed and filed or recorded where applicable, all of which shall be in form and substance reasonably satisfactory to MLBFS; (v) the Commitment Fee shall have been paid in full; (vi) MLBFS shall have received, as and to the extent applicable, copies of invoices, bills of sale, loan payoff letters and/or other evidence reasonably satisfactory to it that the proceeds of the Loan will satisfy the Loan Purpose;
(vii) MLBFS shall have received evidence reasonably satisfactory to it as to the ownership of the Collateral and the perfection and priority of MLBFS' liens and security interests thereon, as well as the ownership of and the perfection and priority of MLBFS' liens and security interests on any other collateral for the Obligations furnished pursuant to any of the Additional Agreements; (viii) MLBFS shall have received evidence reasonably satisfactory to it of the insurance required hereby or by any of the Additional Agreements; and (ix) any additional conditions specified in the "Term WCMA Approval" letter executed by MLBFS with respect to the transactions contemplated hereby shall have been met to the reasonable satisfaction of MLBFS.

(k) "Guarantor" shall mean a person or entity who has either guaranteed or provided collateral for any or all of the Obligations; and "Business Guarantor" shall mean any such Guarantor that is a corporation, partnership, proprietorship, limited liability company or other entity regularly engaged in a business activity.

(l) "Interest Rate" shall have the meaning set forth in the Term WCMA Note.


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(m) "Loan Amount" shall mean an amount equal to the lesser of (i) the amount required to purchase new equipment as evidence by invoices, plus the amount necessary to refinance Customer's Term Loan And Security Agreement Nos. 9503551501 and 9606550201 and WCMA Note, Loan And Security Agreement No. 208-07K26, (ii) the principal balance of the Loan outstanding on the Conversion Date, or (iii) $2,000,000.00.

(n) "Loan Purpose" shall mean the purpose for which the proceeds of the Loan will be used; to wit: to refinance Customer's Term Loan And Security Agreement Nos. 9503551501 and 9606550201 and WCMA Note, Loan And Security Agreement No. 208-07K26, to finance new equipment and to provide Customer with additional working capital.

(o) "Location of Tangible Collateral" shall mean the address of Customer set forth at the beginning of this Loan Agreement, together with any other address or addresses set forth on an exhibit hereto as being a Location of Tangible Collateral.

(p) "Maximum WCMA Line of Credit" shall mean the maximum aggregate line of credit which MLBFS will extend to Customer subject to the terms and conditions hereof, as the same shall be reduced from time to time in accordance with the terms hereof.

(q) "Obligations" shall mean all liabilities, indebtedness and other obligations of Customer to MLBFS, howsoever created, arising or evidenced, whether now existing or hereafter arising, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary or joint or several, and, without limiting the foregoing, shall include interest accruing after the filing of any petition in bankruptcy, and all present and future liabilities, indebtedness and obligations of Customer under this Loan Agreement and the Term WCMA Note.

(r) "Permitted Liens" shall mean with respect to the Collateral: (i) liens for current taxes not delinquent, other non-consensual liens arising in the ordinary course of business for sums not due, and, if MLBFS' rights to and interest in the Collateral are not materially and adversely affected thereby, any such liens for taxes or other non-consensual liens arising in the ordinary course of business being contested in good faith by appropriate proceedings; (ii) liens in favor of MLBFS; (iii) liens which will be discharged with the proceeds of the Loan; (iv) existing liens upon and leases of Equipment and Fixtures, if any, together with any future purchase money liens upon and leases of Equipment and Fixtures; and (v) any other liens expressly permitted in writing by MLBFS.

(s) "Term WCMA Note" shall mean and refer to the Term WCMA Note executed by Customer and dated as of the date hereof which incorporates both a WCMA Note evidencing amounts owing on account of the WCMA Line of Credit portion of the Loan, and a Term Note evidencing amounts owing on account of the term portion of the Loan.

(t) "WCMA Account" shall mean and refer to the Working Capital Management Account of Customer with MLPF&S identified as WCMA Account No. 24X-07498.

(u) "WCMA Loan" shall mean each advance made by MLBFS pursuant to the WCMA Line of Credit.

(v) "WCMA Loan Balance" shall mean an amount equal to the aggregate unpaid principal balance of all WCMA Loans.

1.2 OTHER TERMS. Except as otherwise defined herein: (i) all terms used in this Loan Agreement which are defined in the Uniform Commercial Code of Illinois ("UCC") shall have the meanings set forth in the UCC, and (ii) capitalized terms used herein which are defined in the WCMA Agreement shall have the meanings set forth in the WCMA Agreement.

                             ARTICLE II. THE LOAN


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2.1 COMMITMENT. Subject to the terms and conditions hereof, MLBFS hereby agrees to make the Loan to Customer, and Customer hereby agrees to borrow the Loan from MLBFS. The Loan will be funded in up to three separate advances as requested by Customer prior to the Conversion Date; provided, however, that Customer shall not request funding of, and MLBFS shall not be obligated to fund, any advances on account of the Loan in an amount less than $100,000.00. Unless otherwise hereafter agreed by MLBFS, each such advance will be disbursed either directly to the applicable third party or parties on account of the Loan Purpose or to reimburse Customer for amounts directly expended by it; all as directed by Customer in an Advance Certificate to be executed and delivered to MLBFS prior to the date of funding.

2.2 OPERATION OF LOAN.

(a) TERM WCMA NOTE. The Loan will be evidenced by and shall be repayable in accordance with the terms of the Term WCMA Note and this Loan Agreement. The Term WCMA Note combines two promissory notes, one evidencing the term portion of the Loan (the "Term Note") and the other evidencing the WCMA Line of Credit portion of the Loan (the "WCMA Note"). The balance owing by Customer on account of the Loan at any time shall be an amount equal to the sum of the then outstanding balances under the WCMA Note and the Term Note included in the Term WCMA Note. The Term WCMA Note is hereby incorporated as a part hereof.

(b) TERM NOTE PRINCIPAL. The principal balance owing under the Term Note at any time shall be an amount equal to the unpaid portion of the amount funded from time to time on account of the Term Note, as hereinafter provided. So long as there shall be any moneys owing by Customer to MLBFS hereunder or there shall be a WCMA Line of Credit, no reduction in the unpaid principal balance of the Term Note to zero shall be deemed a payment of the Term Note in full or an extinguishment of any of the obligations of Customer thereunder or hereunder.

(c) TERM NOTE FUNDING. All advances on account of the Loan funded prior to the Conversion Date will be funded out of and evidenced by the Term Note. On or about the Conversion Date, an amount equal to four-fifths of the Loan Amount will be paid to MLBFS out of the WCMA Line of Credit and applied on account of the outstanding principal balance of the Term Note; leaving a principal balance of the Term Note equal to one-fifth of the Loan Amount. Subject to the terms hereof, the Term Note will be funded again by MLBFS in four subsequent annual installments, each equal to one-fifth of the Loan Amount. Such installments will be funded on a date chosen by MLBFS in its sole discretion which will be on or within two weeks BEFORE OR AFTER each subsequent anniversary of the Conversion Date (each, a "Subsequent Funding Date"). Each Term Note funding after the first shall be deposited into Customer's WCMA Account.

(d) ACTIVATION OF WCMA LINE. On the Conversion Date, MLBFS will activate and make available as an integral part of the Loan a WCMA Line of Credit equal to four-fifths of the Loan Amount, all of which will be immediately disbursed to MLBFS on account of the then Term Note principal balance, as aforesaid.

(e) SUBSEQUENT FUNDINGS. On the first Subsequent Funding Date, concurrently with MLBFS' funding of an additional installment of the debt evidenced by the Term
Note into the WCMA Account, the Maximum WCMA Line of Credit will be reduced to an amount equal to three-fifths of the Loan Amount. On the second Subsequent Funding Date, the Maximum WCMA Line of Credit will be reduced to an amount equal to two-fifths of the Loan Amount; and on the third Subsequent Funding Date the Maximum WCMA Line of Credit will be reduced to an amount equal to one-fifth of the Loan Amount.

(f) WCMA MATURITY DATE. On the fourth Subsequent Funding Date (the "WCMA Maturity Date"), the WCMA Line of Credit will be terminated and the WCMA Account, at the option of Customer, will either be converted to a WCMA Cash Account (subject to any requirements of MLPF&S) or terminated.

2.3 CONDITIONS OF MLBFS' OBLIGATION. The Closing Date and MLBFS' obligation to make each advance on account of the Loan prior to the Conversion Date are subject to the prior fulfillment of each of the following conditions: (a) MLBFS shall have received a written request from Customer that an advance on account of the Loan be funded in accordance with the terms hereof, together with a written direction from Customer as


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to the method of payment and payee(s) of the proceeds of the Loan, which request and direction shall have been received by MLBFS not less than two Business Days prior to any requested funding date; (b) the Conversion Date shall not then have occurred; and (c) each of the General Funding Conditions shall have been met or satisfied to the reasonable satisfaction of MLBFS.

2.4 CONDITIONS OF SUBSEQUENT FUNDINGS. The obligation of MLBFS to fund installments of the term portion of the Loan on any Subsequent Funding Date shall be subject to each of the conditions specified in Section 2.3(c) hereof being met at such date, and the further condition that all payments due under the Term Note on or prior to any Subsequent Funding Date shall have been paid in full; provided, however, that notwithstanding the failure of any such conditions to have been met, MLBFS may in its sole discretion fund such installment and/or any other installments, and no such funding shall constitute a waiver by MLBFS of any of its rights hereunder or under any of the Additional Agreements. Without limiting the foregoing, it is understood that no funding by MLBFS of any sum hereunder while an Event of Default shall have occurred and is continuing shall under any circumstances be deemed a waiver by MLBFS of such Event of Default, or a waiver of any of MLBFS' rights hereunder.

2.5 COMMITMENT FEE. In consideration of the agreement by MLBFS to extend the Loan to Customer in accordance with and subject to the terms hereof, Customer has paid or shall, on or before the Closing Date pay, the Commitment Fee to MLBFS. Customer acknowledges and agrees that the Commitment Fee has been fully earned by MLBFS, and that it will not under any circumstances be refundable.

2.6 ACKNOWLEDGMENTS OF CUSTOMER. Customer acknowledges, covenants and agrees that:

(a) PAYMENT OF WCMA INTEREST; ADDITIONAL DEPOSITS. Under the terms of this Loan Agreement, interest accrued on amounts outstanding on the WCMA Line of Credit each month will, subject to the terms hereof, ordinarily be paid from the proceeds of a borrowing of an additional sum under the WCMA Line of Credit. Because all or substantially all of the Maximum WCMA Line of Credit will ordinarily be drawn on the Conversion Date, CUSTOMER AGREES THAT IT WILL, WITHOUT DEMAND, INVOICING OR THE REQUEST OF MLBFS, FROM TIME TO TIME MAKE SUFFICIENT DEPOSITS INTO THE WCMA ACCOUNT IN ORDER TO ASSURE THAT THE MAXIMUM WCMA LINE OF CREDIT IS NOT EXCEEDED. Installments of principal and interest under the Term Note shall be paid directly to MLBFS in accordance with the terms of the Term Note.

(b) ADDITIONAL INTEREST CHARGES. SUBJECT TO THE TERMS HEREOF, ON EACH SUBSEQUENT FUNDING DATE MLBFS WILL DEPOSIT THE AMOUNT FUNDED INTO THE WCMA ACCOUNT. DUE TO POSSIBLE DELAYS IN POSTING AS WELL AS CERTAIN DELAYS IN RECOGNITION OF DEPOSITS INHERENT IN THE WCMA PROGRAM, CUSTOMER WILL NOT RECEIVE CREDIT FOR THE AMOUNT DEPOSITED FOR UP TO SEVERAL DAYS THEREAFTER, RESULTING IN AN INTEREST CHARGE FOR THAT PERIOD OF TIME ACCRUING AND CHARGED IN THE WCMA ACCOUNT. ON THE OTHER HAND, BECAUSE MLBFS BORROWS ALL OR SUBSTANTIALLY ALL OF THE FUNDS THAT IT LENDS ON THE DATE OF FUNDING, IT MUST CHARGE INTEREST ON THE AMOUNT FUNDED ON EACH SUBSEQUENT FUNDING DATE FROM THE DATE OF ITS DEPOSIT INTO THE WCMA ACCOUNT, WHETHER OR NOT SUCH DEPOSIT IS IMMEDIATELY RECOGNIZED. THE TIMING DIFFERENCES BETWEEN THE DATE OF DEPOSIT AND DATE OF RECOGNITION OF THE DEPOSIT IN THE WCMA ACCOUNT WILL THEREFORE RESULT IN EXTRA INTEREST CHARGES TO CUSTOMER, WHICH CUSTOMER ACKNOWLEDGES ARE AN ADDITIONAL COST OF THE LOAN AND HEREBY UNCONDITIONALLY AGREES TO PAY.

                        ARTICLE III. THE WCMA LINE OF CREDIT


3.1 WCMA NOTE.

All amounts owing under the WCMA Line of Credit shall be deemed owing under and evidenced by the WCMA Note included in the Term WCMA Note.


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3.2 WCMA LOANS.

(a) LOAN COMMITMENT AND REQUESTS. Subject to the terms and conditions hereof:
(i) on the Conversion Date, MLBFS will make a WCMA Loan to Customer in an amount equal to the Maximum WCMA Line of Credit, the entire proceeds of which will be disbursed to MLBFS on account of the Term Note, as aforesaid; and (ii) during the period from and after the Conversion Date to the WCMA Maturity Date: (x) Customer may repay said WCMA Loan and any other WCMA Loans in whole or in part at any time without premium or penalty, and request a re-borrowing of amounts repaid on a revolving basis, and (y) MLBFS will make such additional WCMA Loans as Customer may from time to time request in accordance with the terms hereof. Customer may request WCMA Loans by use of WCMA Checks, FTS, Visa-Registered Trademark- charges, wire transfers, or such other means of access to the WCMA Line of Credit as may be permitted by MLBFS from time to time; it being understood that so long as the WCMA Line of Credit shall be in effect, any charge or debit to the WCMA Account which but for the WCMA Line of Credit would under the terms of the WCMA Agreement result in an overdraft, shall be deemed a request by Customer for a WCMA Loan.

(b) CONDITIONS OF WCMA LOANS. Notwithstanding the foregoing, MLBFS shall not be obligated to make any WCMA Loan, and may without notice refuse to honor any such request by Customer, if at the time of receipt by MLBFS of Customer's request:
(i) the making of such WCMA Loan would cause the Maximum WCMA Line of Credit to be exceeded; or (ii) the Maturity Date shall have occurred, or the WCMA Line of Credit shall have otherwise been terminated in accordance with the terms hereof; or (iii) an event shall have occurred and is continuing which shall have caused any of the General Funding Conditions to not then be met or satisfied to the reasonable satisfaction of MLBFS. The making by MLBFS of any WCMA Loan at a time when any one or more of said conditions shall not have been met shall not in any event be construed as a waiver of said condition or conditions or of any Event of Default, and shall not prevent MLBFS at any time thereafter while any condition shall not have been met from refusing to honor any request by Customer for a WCMA Loan.

(c) FORCE MAJEURE. MLBFS shall not be responsible, and shall have no liability to Customer or any other party, for any delay or failure of MLBFS to honor any request of Customer for a WCMA Loan or any other act or omission of MLBFS, MLPF&S or any of their affiliates due to or resulting from any system failure, error or delay in posting or other clerical error, loss of power, fire, Act of God or other cause beyond the reasonable control of MLBFS, MLPF&S or any of their affiliates unless directly arising out of the willful wrongful act or active gross negligence of MLBFS. In no event shall MLBFS be liable to Customer or any other party for any incidental or consequential damages arising from any act or omission by MLBFS, MLPF&S or any of their affiliates in connection with the WCMA Line of Credit or this Loan Agreement.

(d) INTEREST. The WCMA Loan Balance shall bear interest at the Interest Rate. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days. Except as otherwise provided herein, accrued and unpaid interest on the WCMA Loan Balance shall be payable monthly on the last Business Day of each calendar month, commencing with the last Business Day of the calendar month in which the Conversion Date shall occur. Customer hereby irrevocably authorizes and directs MLPF&S to pay MLBFS such accrued interest from any available free credit balances in the WCMA Account, and if such available free credit balances are insufficient to satisfy any interest payment due, to liquidate any investments in the Money Accounts (other than any investments constituting any Minimum Money Accounts Balance under the WCMA Directed Reserve program) in an amount up to the balance of such accrued interest, and pay to MLBFS the available proceeds on account thereof. If available free credit balances in the WCMA Account and available proceeds of the Money Accounts are insufficient to pay the entire balance of accrued interest, and Customer otherwise fails to make such payment when due, MLBFS may, in its sole discretion, make a WCMA Loan in an amount equal to the balance of such accrued interest and pay the proceeds of such WCMA Loan to itself on account of such interest. The amount of any such WCMA Loan will be added to the WCMA Loan Balance. If MLBFS declines to extend a WCMA Loan to Customer under these circumstances, Customer hereby authorizes and directs MLPF&S to make all such interest payments to MLBFS from any Minimum Money Accounts Balance. If there is no Minimum Money Accounts Balance, or it is insufficient to pay all such interest, MLBFS will invoice Customer for payment of the balance of the accrued


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interest, and Customer shall pay such interest as directed by MLBFS within 5
Business Days of receipt of such invoice.

(e) PAYMENTS. All payments required or permitted to be made pursuant to this Loan Agreement shall be made in lawful money of the United States. Unless otherwise directed by MLBFS, payments on account of the WCMA Loan Balance may be made by the delivery of checks (other than WCMA Checks), or by means of FTS or wire transfer of funds (other than funds from the WCMA Line of Credit) to MLPF&S for credit to Customer's WCMA Account. Notwithstanding anything in the WCMA Agreement to the contrary, Customer hereby irrevocably authorizes and directs MLPF&S to apply available free credit balances in the WCMA Account to the repayment of the WCMA Loan Balance prior to application for any other purpose. Payments to MLBFS from funds in the WCMA Account shall be deemed to be made by Customer upon the same basis and schedule as funds are made available for investment in the Money Accounts in accordance with the terms of the WCMA Agreement. The acceptance by or on behalf of MLBFS of a check or other payment for a lesser amount than shall be due from Customer, regardless of any endorsement or statement thereon or transmitted therewith, shall not be deemed an accord and satisfaction or anything other than a payment on account, and MLBFS or anyone acting on behalf of MLBFS may accept such check or other payment without prejudice to the rights of MLBFS to recover the balance actually due or to pursue any other remedy under this Loan Agreement or applicable law for such balance. All checks accepted by or on behalf of MLBFS in connection with the Loan and WCMA Line of Credit are subject to final collection.

(f) EXCEEDING THE MAXIMUM WCMA LINE OF CREDIT. In the event that the WCMA Loan Balance shall at any time exceed the Maximum WCMA Line of Credit, Customer shall within 1 Business Day of the first to occur of (i) any request or demand of MLBFS, or (ii) receipt by Customer of a statement from MLPF&S showing a WCMA Loan Balance in excess of the Maximum WCMA Line of Credit, deposit sufficient funds into the WCMA Account to reduce the WCMA Loan Balance below the Maximum WCMA Line of Credit.

(g) STATEMENTS. MLPF&S will include in each monthly statement it issues under the WCMA Program information with respect to WCMA Loans and the WCMA Loan Balance. Any questions that Customer may have with respect to such information should be directed to MLBFS; and any questions with respect to any other matter in such statements or about or affecting the WCMA Program should be directed to MLPF&S.

                            ARTICLE IV. GENERAL PROVISIONS


4.1 REPRESENTATIONS AND WARRANTIES.

Customer represents and warrants to MLBFS that:

(a) ORGANIZATION AND EXISTENCE. Customer is a corporation, duly organized and validly existing in good standing under the laws of the State of California and is qualified to do business and in good standing in each other state where the nature of its business or the property owned by it make such qualification necessary; and, where applicable, each Business Guarantor is duly organized, validly existing and in good standing under the laws of the state of its formation and is qualified to do business and in good standing in each other state where the nature of its business or the property owned by it make such qualification necessary.

(b) EXECUTION, DELIVERY AND PERFORMANCE. The execution, delivery and performance by Customer of this Loan Agreement and by Customer and each Guarantor of such of the Additional Agreements to which it is a party: (i) have been duly authorized by all requisite action, (ii) do not and will not violate or conflict with any law or other governmental requirement, or any of the agreements, instruments or documents which formed or govern Customer or any such Guarantor, and (iii) do not and will not breach or violate any of the provisions of, and will not result in a default by Customer or any such Guarantor under, any other agreement, instrument or document to which it is a party or by which it or its properties are bound.

(c) NOTICES AND APPROVALS. Except as may have been given or obtained, no notice to or consent or approval of any governmental body or authority or other third party whatsoever (including, without limitation, any other creditor) is required in connection with the execution, delivery or performance by Customer or any Guarantor of such of this Loan Agreement, the Term WCMA Note and the other Additional Agreements to which it is a party.

(d) ENFORCEABILITY. This Loan Agreement, the Term WCMA Note and such of the other Additional Agreements to which Customer or any Guarantor is a party are the respective legal, valid and binding obligations of Customer and such Guarantor, enforceable against it or them, as the case may be, in accordance with their respective terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally or by general principles of equity.

(e) COLLATERAL. Except for any Permitted Liens: (i) Customer has good and marketable title to the Collateral, (ii) none of the Collateral is subject to any lien, encumbrance or security interest, and (iii) upon the filing of all Uniform Commercial Code financing statements executed by Customer with respect to the Collateral in the appropriate jurisdiction(s) and/or the completion of any other action required by applicable law to perfect its liens and security interests, MLBFS will have valid and perfected first liens and security interests upon all of the Collateral.

(f) FINANCIAL STATEMENTS. Except as expressly set forth in Customer's or any Business Guarantor's financial statements, all financial statements of Customer and each Business Guarantor furnished to MLBFS have been prepared in conformity with generally accepted accounting principles, consistently applied, are true and correct, and fairly present the financial condition of it as at such dates and the results of its operations for the periods then ended; and since the most recent date covered by such financial statements, there has been no material adverse change in any such financial condition or operation. All financial statements furnished to MLBFS of any Guarantor other than a Business Guarantor are true and correct and fairly represent such Guarantor's financial condition as of the date of such financial statements, and since the most recent date of such financial statements, there has been no material adverse change in such financial condition.

(g) LITIGATION. No litigation, arbitration, administrative or governmental proceedings are pending or, to the knowledge of Customer, threatened against Customer or any Guarantor, which would, if adversely determined, materially and adversely affect the liens and security interests of MLBFS hereunder or under any of the Additional Agreements, the financial condition of Customer or any such Guarantor or the continued operations of Customer or any Business Guarantor.

(h) TAX RETURNS. All federal, state and local tax returns, reports and statements required to be filed by Customer and each Guarantor have been filed with the appropriate governmental agencies and all taxes due and payable by Customer and each Guarantor have been timely paid (except to the extent that any such failure to file or pay will not materially and adversely affect either the liens and security interests of MLBFS hereunder or under any of the Additional Agreements, the financial condition of Customer or any Guarantor, or the continued operations of Customer or any Business Guarantor).

(i) COLLATERAL LOCATION. All of the tangible Collateral is located at a Location of Tangible Collateral.

Each of the foregoing representations and warranties: (i) has been and will be relied upon as an inducement to MLBFS to make the Loan, and (ii) is continuing and shall be deemed remade by Customer on the Closing Date, on the date of funding of each additional advance on account of the Loan, on the Conversion Date, on each Subsequent Funding Date and concurrently with each request for a WCMA Loan.

4.2 FINANCIAL AND OTHER INFORMATION.

Customer shall furnish or cause to be furnished to MLBFS during the term of this Loan Agreement all of the following:

(a) ANNUAL FINANCIAL STATEMENTS. Within 120 days after the close of each fiscal year of Customer, Customer shall furnish or cause to be furnished to MLBFS: (i) a copy of the annual consolidated audited financial statements of Customer with schedules showing consolidating financial statements of each entity, consisting of at least a balance sheet as at the close of such fiscal year and related statements of income, retained earnings and cash flows, certified by its current independent certified public accountants or other independent certified public accountants reasonably acceptable to MLBFS, and (ii) the balance sheet of each individual Guarantor as of said fiscal year-end, certified by such Guarantor.

(b) INTERIM FINANCIAL STATEMENTS. Within 45 days after the close of each fiscal quarter of Customer, Customer shall furnish or cause to be furnished to MLBFS:
(i) a statement of profit and loss for the fiscal quarter then ended, and (ii) a balance sheet as at the close of such fiscal quarter; all in reasonable detail and certified by its chief financial officer.

(c) AGING OF ACCOUNTS. Within 45 days after the close of each fiscal quarter of Customer, Customer shall furnish or cause to be furnished to MLBFS an aging of its Accounts and any Chattel Paper, certified by its chief financial officer.

(d) OTHER INFORMATION. Customer shall furnish or cause to be furnished to MLBFS such other information as MLBFS may from time to time reasonably request relating to Customer, any Guarantor or the Collateral.

4.3 OTHER COVENANTS. Customer further covenants and agrees during the term of this Loan Agreement that:

(a) FINANCIAL RECORDS; INSPECTION. Customer and each Business Guarantor will:
(i) maintain at its principal place of business complete and accurate books and records, and maintain all of its financial records in a manner consistent with the financial statements heretofore furnished to MLBFS, or prepared on such other basis as may be approved in writing by MLBFS; and (ii) permit MLBFS or its duly authorized representatives, upon reasonable notice and at reasonable times, to inspect its properties (both real and personal), operations, books and records.

(b) TAXES. Customer and each Guarantor will pay when due all taxes, assessments and other governmental charges, howsoever designated, and all other liabilities and obligations, except to the extent that any such failure to pay will not materially and adversely affect either the liens and security interests of MLBFS hereunder or under any of the Additional Agreements, the financial condition of Customer or any Guarantor or the continued operations of Customer or any Business Guarantor.

(c) COMPLIANCE WITH LAWS AND AGREEMENTS. Neither Customer nor any Guarantor will violate any law, regulation or other governmental requirement, any judgment or order of any court or governmental agency or authority, or any agreement, instrument or document to which it is a party or by which it is bound, if any such violation will materially and adversely affect either the liens and security interests of MLBFS hereunder or under any of the Additional Agreements, the financial condition of Customer or any Guarantor, or the continued operations of Customer or any Business Guarantor.

(d) USE OF LOAN PROCEEDS; SECURITIES TRANSACTIONS. The proceeds of the Loan (including the initial WCMA Loan) shall be used by Customer solely for the Loan Purpose, or, with the prior written consent of MLBFS, for other lawful business purposes of Customer not prohibited hereby. The proceeds of each WCMA Loan other than the initial WCMA Loan shall be used by Customer solely for working capital in the ordinary course of Customer's business, or, with the prior written consent of MLBFS, for other lawful business purposes of Customer not prohibited hereby. CUSTOMER AGREES THAT UNDER NO CIRCUMSTANCES WILL THE LOAN OR FUNDS BORROWED FROM MLBFS THROUGH THE TERM WCMA LINE OF CREDIT BE USED: (I) FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OF ANY PERSON WHATSOEVER, OR (II) TO PURCHASE, CARRY OR TRADE IN SECURITIES, OR REPAY DEBT INCURRED TO PURCHASE, CARRY OR TRADE IN SECURITIES, WHETHER IN OR IN CONNECTION WITH THE WCMA ACCOUNT, ANOTHER ACCOUNT OF CUSTOMER WITH MLPF&S OR AN ACCOUNT OF CUSTOMER AT ANY OTHER BROKER OR DEALER IN SECURITIES.

(e) NOTIFICATION BY CUSTOMER. Customer shall provide MLBFS with prompt written notification of: (i) any Event of Default, or event which with the giving of notice, passage of time, or both, would constitute an Event of Default; (ii) any materially adverse change in the business, financial condition or operations of Customer or any Business Guarantor; and (iii) any information which indicates that any financial statements of Customer or any Guarantor fail in any material respect to present fairly the financial condition and results of operations purported to be presented in such statements. Each notification by Customer pursuant hereto shall specify the event or information causing such notification, and, to the extent applicable, shall specify the steps being taken to rectify or remedy such event or information.

(f) NOTICE OF CHANGE. Customer shall give MLBFS not less than 30 days prior written notice of any change in the name (including any fictitious name) or principal place of business or residence of Customer or any Guarantor.

(g) CONTINUITY. Except upon the prior written consent of MLBFS, which consent will not be unreasonably withheld: (i) neither Customer nor any Business Guarantor shall be a party to any merger or consolidation with, or purchase or otherwise acquire all or substantially all of the assets of, or any material stock, partnership, joint venture or other equity interest in, any person or entity, or sell, transfer or lease all or any substantial part of its assets, if any such action would result in either: (A) a material change in the principal business, ownership or control of Customer or such Business Guarantor, or (B) a material adverse change in the financial condition or operations of Customer or such Business Guarantor; (ii) Customer and each Business Guarantor shall preserve their respective existence and good standing in the jurisdictions of establishment and operation, and shall not operate in any material business substantially different from their respective business in effect as of the date of application by Customer for credit from MLBFS; and (iii) neither Customer nor any Business Guarantor shall cause or permit any material change in its controlling ownership.

(h) LOANS AND TRANSFERS. Customer shall not without the prior written consent of MLBFS directly or indirectly lend any moneys to, or transfer any assets or property to Ladd's Stockton Marina, Inc. or any other affiliated person or entity, other than in an arms length transaction for fair consideration in the ordinary course of business.

(i) MINIMUM NET WORTH AND SUBORDINATED DEBT. The sum of (x) Customer's aggregate subordinated debt and (y) Customer's "tangible net worth" shall at all times exceed $2,200,000.00. For the purposes hereof, the term "tangible net worth" shall mean Customer's net worth as shown on Customer's regular financial statements prepared in a manner consistent with the terms hereof, but excluding an amount equal to (i) any assets which are ordinarily classified as "intangible" in accordance with generally accepted accounting principles, and
(ii) any amounts now or hereafter directly or indirectly owing to Customer by officers, shareholders or affiliates of Customer (including any subordinated debt).

(j) DEBT TO WORTH. The ratio of Customer's total debt to Customer's tangible net worth plus subordinated debt, determined as aforesaid, shall not at any time exceed 3.25 to 1.

4.4 COLLATERAL

(a) PLEDGE OF COLLATERAL. To secure payment and performance of the Obligations, Customer hereby pledges, assigns, transfers and sets over to MLBFS, and grants to MLBFS first liens and security interests in and upon all of the Collateral, subject only to Permitted Liens.

(b) LIENS. Except upon the prior written consent of MLBFS, Customer shall not create or permit to exist any lien, encumbrance or security interest upon or with respect to any Collateral now owned or hereafter acquired other than Permitted Liens.

(c) PERFORMANCE OF OBLIGATIONS. Customer shall perform all of its obligations owing on account of or with respect to the Collateral; it being understood that nothing herein, and no action or inaction by MLBFS, under this Loan Agreement or otherwise, shall be deemed an assumption by MLBFS of any of Customer's said obligations.

(d) SALES AND COLLECTIONS. So long as no Event of Default shall have occurred and is continuing, Customer may in the ordinary course of its business: (i) sell any Inventory normally held by Customer for sale, (ii) use or consume any materials and supplies normally held by Customer for use or consumption, and
(iii) collect all
of its Accounts. Customer shall take such action with respect to protection of its Inventory and the other Collateral and the collection of its Accounts as MLBFS may from time to time reasonably request.

(e) ACCOUNT SCHEDULES. Upon the request of MLBFS, made now or at any reasonable time or times hereafter, Customer shall deliver to MLBFS, in addition to the other information required hereunder, a schedule identifying, for each Account and all Chattel Paper subject to MLBFS' security interests hereunder, each Account Debtor by name and address and amount, invoice or contract number and date of each invoice or contract. Customer shall furnish to MLBFS such additional information with respect to the Collateral, and amounts received by Customer as proceeds of any of the Collateral, as MLBFS may from time to time reasonably request.

(f) ALTERATIONS AND MAINTENANCE. Except upon the prior written consent of MLBFS, Customer shall not make or permit any material alterations to any tangible Collateral which might materially reduce or impair its market value or utility. Customer shall at all times keep the tangible Collateral in good condition and repair and shall pay or cause to be paid all obligations arising from the repair and maintenance of such Collateral, as well as all obligations with respect to each Location of Tangible Collateral, except for any such obligations being contested by Customer in good faith by appropriate proceedings.

(g) LOCATION. Except for movements required in the ordinary course of Customer's business, Customer shall give MLBFS 30 days' prior written notice of the placing at or movement of any tangible Collateral to any location other than a Location of Tangible Collateral. In no event shall Customer cause or permit any material tangible Collateral to be removed from the United States without the express prior written consent of MLBFS.

(h) INSURANCE. Customer shall insure all of the tangible Collateral under a policy or policies of physical damage insurance providing that losses will be payable to MLBFS as its interests may appear pursuant to a Lender's Loss Payable Endorsement and containing such other provisions as may be reasonably required by MLBFS. Customer shall further provide and maintain a policy or policies of comprehensive public liability insurance naming MLBFS as an additional party insured. Customer and each Business Guarantor shall maintain such other insurance as may be required by law or is customarily maintained by companies in a similar business or otherwise reasonably required by MLBFS. All such insurance shall provide that MLBFS will receive not less than 10 days prior written notice of any cancellation, and shall otherwise be in form and amount and with an insurer or insurers reasonably acceptable to MLBFS. Customer shall furnish MLBFS with a copy or certificate of each such policy or policies and, prior to any expiration or cancellation, each renewal or replacement thereof.

(i) EVENT OF LOSS. Customer shall at its expense promptly repair all repairable damage to any tangible Collateral. In the event that any tangible Collateral is damaged beyond repair, lost, totally destroyed or confiscated (an "Event of Loss") and such Collateral had a value prior to such Event of Loss of $25,000.00 or more, then, on or before the first to occur of (i) 90 days after the occurrence of such Event of Loss, or (ii) 10 Business Days after the date on which either Customer or MLBFS shall receive any proceeds of insurance on account of such Event of Loss, or any underwriter of insurance on such Collateral shall advise either Customer or MLBFS that it disclaims liability in respect of such Event of Loss, Customer shall, at Customer's option, either replace the Collateral subject to such Event of Loss with comparable Collateral free of all liens other than Permitted Liens (in which event Customer shall be entitled to utilize the proceeds of insurance on account of such Event of Loss for such purpose, and may retain any excess proceeds of such insurance), or prepay the Loan by an amount equal to the actual cash value of such Collateral as determined by either the insurance company's payment (plus any applicable deductible) or, in absence of insurance company payment, as reasonably determined by MLBFS. Notwithstanding the foregoing, if at the time of occurrence of such Event of Loss or any time thereafter prior to replacement or prepayment, as aforesaid, an Event of Default shall occur hereunder, then MLBFS may at its sole option, exercisable at any time while such Event of Default shall be continuing, require Customer to either replace such Collateral or prepay the Loan, as aforesaid. Any prepayment of the Loan pursuant to this Section shall be applied first to installments on account of the then "Term Note Balance" (as defined in the Term WCMA Note) in inverse order of maturity; with any prepayment in excess of the then Term Note Balance applied on account of the WCMA Note concurrently with: (i) a like permanent reduction in the Maximum WCMA Line of Credit, and (ii) a like reduction in the obligation of MLBFS to fund future installments on account of the Term Note in inverse order of funding. No amount prepaid pursuant to this Section may be re-borrowed by Customer.

(j) NOTICE OF CERTAIN EVENTS. Customer shall give MLBFS immediate notice of any attachment, lien, judicial process, encumbrance or claim affecting or involving $25,000.00 or more of the Collateral.

(k) INDEMNIFICATION. Customer shall indemnify, defend and save MLBFS harmless from and against any and all claims, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) of any nature whatsoever which may be asserted against or incurred by MLBFS arising out of or in any manner occasioned by (i) the ownership, collection, possession, use or operation of any Collateral, or (ii) any failure by Customer to perform any of its obligations hereunder; excluding, however, from said indemnity any such claims, liabilities, etc. arising directly out of the willful wrongful act or active gross negligence of MLBFS. This indemnity shall survive the expiration or termination of this Loan Agreement as to all matters arising or accruing prior to such expiration or termination.

4.5 EVENTS OF DEFAULT.

The occurrence of any of the following events shall constitute an "Event of Default" under this Loan Agreement:

(a) FAILURE TO PAY. Customer shall fail to pay to MLBFS or deposit into the WCMA Account when due any amount owing or required to be paid or deposited by Customer under this Loan Agreement or the Term WCMA Note, or shall fail to pay when due any other Obligations, and any such failure shall continue for more than five (5) Business Days after written notice thereof shall have been given by MLBFS to Customer.

(b) FAILURE TO PERFORM. Customer or any Guarantor shall default in the performance or observance of any covenant or agreement on its part to be performed or observed under this Loan Agreement, the Term WCMA Note or any of the other Additional Agreements (not constituting an Event of Default under any other clause of this Section), and such default shall continue unremedied for ten (10) Business Days after written notice thereof shall have been given by MLBFS to Customer.

(c) BREACH OF WARRANTY. Any representation or warranty made by Customer or any Guarantor contained in this Loan Agreement, the Term WCMA Note or any of the other Additional Agreements shall at any time prove to have been incorrect in any material respect when made.

(d) DEFAULT UNDER OTHER AGREEMENT. A default or Event of Default by Customer or any Guarantor shall occur under the terms of any other agreement, instrument or document with or intended for the benefit of MLBFS, MLPF&S or any of their affiliates, and any required notice shall have been given and required passage of time shall have elapsed.

(e) BANKRUPTCY EVENT. Any Bankruptcy Event shall occur.

(f) MATERIAL IMPAIRMENT. Any event shall occur which shall reasonably cause MLBFS to in good faith believe that the prospect of full payment or performance by Customer or any Guarantor of any of their respective liabilities or obligations under this Loan Agreement, the Term WCMA Note or any of the other Additional Agreements to which Customer or such Guarantor is a party has been materially impaired.

(g) ACCELERATION OF DEBT TO OTHER CREDITORS. Any event shall occur which results in the acceleration of the maturity of any indebtedness of $100,000.00 or more of Customer or any Guarantor to another creditor under any indenture, agreement, undertaking, or otherwise.

(h) SEIZURE OR ABUSE OF COLLATERAL. The Collateral, or any material part thereof, shall be or become subject to any material abuse or misuse, or any levy, attachment, seizure or confiscation which is not released within ten (10) Business Days.

4.6 REMEDIES.

(a) REMEDIES UPON DEFAULT. Upon the occurrence and during the continuance of any Event of Default, MLBFS may at its sole option do any one or more or all of the following, at such time and in such order as MLBFS may in its sole discretion choose:

(i) TERMINATION. MLBFS may without notice terminate its obligation to make any further advances on account of the Loan (if any portion of the Loan has not then been funded),), or fund any further amount on account of the Term WCMA Note, or make or continue to make the WCMA Line of Credit available to Customer, or otherwise extend any credit to or for the benefit of Customer (it being understood, however, that upon the occurrence of any Bankruptcy Event the WCMA Line of Credit and all such obligations shall automatically terminate without any action on the part of MLBFS); and upon any such termination MLBFS shall be relieved of all such obligations.

(ii) ACCELERATION. MLBFS may declare the principal of and interest on the Term Note and WCMA Note included in the Term WCMA Note, and all other Obligations to be forthwith due and payable, whereupon all such amounts shall be immediately due and payable, without presentment, demand for payment, protest and notice of protest, notice of dishonor, notice of acceleration, notice of intent to accelerate or other notice or formality of any kind, all of which are hereby expressly waived; provided, however, that upon the occurrence of any Bankruptcy Event all such principal, interest and other Obligations shall automatically become due and payable without any action on the part of MLBFS.

(iii) EXERCISE RIGHTS OF SECURED PARTY. MLBFS may exercise any or all of the remedies of a secured party under applicable law, including, but not limited to, the UCC, and any or all of its other rights and remedies under this Loan Agreement and the Additional Agreements.

(iv) POSSESSION. MLBFS may require Customer to make the Collateral and the records pertaining to the Collateral available to MLBFS at a place designated by MLBFS which is reasonably convenient to Customer, or may take possession of the Collateral and the records pertaining to the Collateral without the use of any judicial process and without any prior notice to Customer.

(v) SALE. MLBFS may sell any or all of the Collateral at public or private sale upon such terms and conditions as MLBFS may reasonably deem proper. MLBFS may purchase any Collateral at any such public sale. The net proceeds of any such public or private sale and all other amounts actually collected or received by MLBFS pursuant hereto, after deducting all costs and expenses incurred at any time in the collection of the Obligations and in the protection, collection and sale of the Collateral, will be applied to the payment of the Obligations, with any remaining proceeds paid to Customer or whoever else may be entitled thereto, and with Customer and each Guarantor remaining jointly and severally liable for any amount remaining unpaid after such application.

(vi) DELIVERY OF CASH, CHECKS, ETC. MLBFS may require Customer to forthwith upon receipt, transmit and deliver to MLBFS in the form received, all cash, checks, drafts and other instruments for the payment of money (properly endorsed, where required, so that such items may be collected by MLBFS) which may be received by Customer at any time in full or partial payment of any Collateral, and require that Customer not commingle any such items which may be so received by Customer with any other of its funds or property but instead hold them separate and apart and in trust for MLBFS until delivery is made to MLBFS.

(vii) NOTIFICATION OF ACCOUNT DEBTORS. MLBFS may notify any Account Debtor that its Account or Chattel Paper has been assigned to MLBFS and direct such Account Debtor to make payment directly to MLBFS of all amounts due or becoming due with respect to such Account or Chattel Paper; and MLBFS may enforce payment and collect, by legal proceedings or otherwise, such Account or Chattel Paper.

(viii) CONTROL OF COLLATERAL. MLBFS may otherwise take control in any lawful manner of any cash or non-cash items of payment or proceeds of Collateral and of any rejected, returned, stopped in transit or repossessed goods included in the Collateral and endorse Customer's name on any item of payment on or proceeds of the Collateral.

(b) SET-OFF. MLBFS shall have the further right upon the occurrence and during the continuance of an Event of Default to set-off, appropriate and apply toward payment of any of the Obligations, in such order of application as MLBFS may from time to time and at any time elect, any cash, credit, deposits, accounts, securities and any other property of Customer which is in transit to or in the possession, custody or control of MLBFS, MLPF&S or any agent, bailee, or affiliate of MLBFS or MLPF&S, including, without limitation, all securities accounts with MLPF&S and all cash and securities and other financial assets therein or controlled thereby, and all proceeds thereof. Customer hereby collaterally assigns and grants to MLBFS a continuing security interest in all such property as additional Collateral.

(c) POWER OF ATTORNEY. Effective upon the occurrence and during the continuance of an Event of Default, Customer hereby irrevocably appoints MLBFS as its attorney-in-fact, with full power of substitution, in its place and stead and in its name or in the name of MLBFS, to from time to time in MLBFS' sole discretion take any action and to execute any instrument which MLBFS may deem necessary or advisable to accomplish the purposes of this Loan Agreement, including, but not limited to, to receive, endorse and collect all checks, drafts and other instruments for the payment of money made payable to Customer included in the Collateral.

(d) REMEDIES ARE SEVERABLE AND CUMULATIVE. All rights and remedies of MLBFS herein are severable and cumulative and in addition to all other rights and remedies available in the Term WCMA Note, the other Additional Agreements, at law or in equity, and any one or more of such rights and remedies may be exercised simultaneously or successively.

(e) NOTICES. To the fullest extent permitted by applicable law, Customer hereby irrevocably waives and releases MLBFS of and from any and all liabilities and penalties for failure of MLBFS to comply with any statutory or other requirement imposed upon MLBFS relating to notices of sale, holding of sale or reporting of any sale, and Customer waives all rights of redemption or reinstatement from any such sale. Any notices required under applicable law shall be reasonably and properly given to Customer if given by any of the methods provided herein at least 5 Business Days prior to taking action. MLBFS shall have the right to postpone or adjourn any sale or other disposition of Collateral at any time without giving notice of any such postponed or adjourned date. In the event MLBFS seeks to take possession of any or all of the Collateral by court process, Customer further irrevocably waives to the fullest extent permitted by law any bonds and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession, and any demand for possession prior to the commencement of any suit or action.

4.7 MISCELLANEOUS.

(a) NON-WAIVER. No failure or delay on the part of MLBFS in exercising any right, power or remedy pursuant to this Loan Agreement, the Term WCMA Note or any of the other Additional Agreements shall operate as a waiver thereof, and no single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. Neither any waiver of any provision of this Loan Agreement, the Term WCMA Note or any of the other Additional Agreements, nor any consent to any departure by Customer therefrom, shall be effective unless the same shall be in writing and signed by MLBFS. Any waiver of any provision of this Loan Agreement, the Term WCMA Note or any of the other Additional Agreements and any consent to any departure by Customer from the terms thereof shall be effective only in the specific instance and for the specific purpose for which given. Except as otherwise expressly provided herein, no notice to or demand on Customer shall in any case entitle Customer to any other or further notice or demand in similar or other circumstances.

(b) DISCLOSURE. Customer hereby irrevocably authorizes MLBFS and each of its affiliates, including without limitation MLPF&S, to at any time (whether or not an Event of Default shall have occurred) obtain from and disclose to each other any and all financial and other information about Customer.

(c) COMMUNICATIONS. All notices and other communications required or permitted hereunder or in connection with any of the Additional Agreements shall be in writing, and shall be either delivered personally, mailed by postage prepaid certified mail or sent by express overnight courier or by facsimile. Such notices and communications shall be deemed to be given on the date of personal delivery, facsimile transmission or actual delivery of certified mail, or one Business Day after delivery to an express overnight courier. Unless otherwise specified in a notice sent or delivered in accordance with the terms hereof, notices and other communications in writing shall be given to the parties hereto at their respective addresses set forth at the beginning of this Loan Agreement, or, in the case of facsimile transmission, to the parties at their respective regular facsimile telephone number.

(d) COSTS, EXPENSES AND TAXES. Customer shall upon demand pay or reimburse MLBFS for: (i) all Uniform Commercial Code and other filing and search fees and expenses incurred by MLBFS in connection with the verification, perfection or preservation of MLBFS' rights hereunder or in the Collateral or any other collateral for the Obligations; (ii) any and all stamp, transfer and other taxes and fees payable or determined to be payable in connection with the execution, delivery and/or recording of this Loan Agreement or any of the Additional Agreements; and (iii) all reasonable fees and out-of-pocket expenses (including, but not limited to, reasonable fees and expenses of outside counsel) incurred by MLBFS in connection with the preparation of this Loan Agreement and any of the Additional Agreements and closing of the transactions contemplated hereby or thereby, the collection of any sum payable hereunder or under any of the Additional Agreements not paid when due, the enforcement of this Loan Agreement or any of the Additional Agreements and the protection of MLBFS' rights hereunder or thereunder, excluding, however, salaries and normal overhead attributable to MLBFS' employees. The obligations of Customer under this paragraph shall survive the expiration or termination of this Loan Agreement and the discharge of the other Obligations.

(e) RIGHT TO PERFORM OBLIGATIONS. If Customer shall fail to do any act or thing which it has covenanted to do under this Loan Agreement or any representation or warranty on the part of Customer contained in this Loan Agreement shall be breached, MLBFS may, in its sole discretion, after 5 Business Days written notice is sent to Customer (or such lesser notice, including no notice, as is reasonable under the circumstances), do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose. Any and all reasonable amounts so expended by MLBFS shall be repayable to MLBFS by Customer upon demand, with interest at the Interest Rate during the period from and including the date funds are so expended by MLBFS to the date of repayment, and all such amounts shall be additional Obligations. The payment or performance by MLBFS of any of Customer's obligations hereunder shall not relieve Customer of said obligations or of the consequences of having failed to pay or perform the same, and shall not waive or be deemed a cure of any Event of Default.

(f) LATE CHARGE. Any payment required to be made by Customer pursuant to this Loan Agreement or any of the Additional Agreements not paid within ten (10) days of the applicable due date shall be subject to a late charge in an amount equal to the lesser of: (i) 5% of the overdue amount, or (ii) the maximum amount permitted by applicable law. Such late charge shall be payable on demand, or, without demand, may in the sole discretion of MLBFS be paid by a WCMA Loan and added to the WCMA Loan Balance in the same manner as provided herein for accrued interest with respect to the WCMA Line of Credit.

(g) FURTHER ASSURANCES. Customer agrees to do such further acts and things and to execute and deliver to MLBFS such additional agreements, instruments and documents as MLBFS may reasonably require or deem advisable to effectuate the purposes of this Loan Agreement, the Term WCMA Note or any of the other Additional Agreements, or to establish, perfect and maintain MLBFS' security interests and liens upon the Collateral, including, but not limited to: (i) executing financing statements or amendments thereto when and as reasonably requested by MLBFS; and (ii) if in the reasonable judgment of MLBFS it is required by local law, causing the owners and/or mortgagees of the real property on which any Collateral may be located to execute and deliver to MLBFS waivers or subordinations reasonably satisfactory to MLBFS with respect to any rights in such Collateral.

(h) BINDING EFFECT. This Loan Agreement, the Term WCMA Note and the other Additional Agreements shall be binding upon, and shall inure to the benefit of MLBFS, Customer and their respective successors and assigns. Customer shall not assign any of its rights or delegate any of its obligations under this Loan Agreement, the Term WCMA Note or any of the other Additional Agreements without the prior written consent of MLBFS. Unless otherwise expressly agreed to in a writing signed by MLBFS, no such consent shall in any event relieve Customer of any of its obligations under this Loan Agreement, the Term WCMA Note or any of the other Additional Agreements.

(i) HEADINGS. Captions and section and paragraph headings in this Loan Agreement are inserted only as a matter of convenience, and shall not affect the interpretation hereof.

(j) GOVERNING LAW. This Loan Agreement, the Term WCMA Note and, unless otherwise expressly provided therein, each of the other Additional Agreements, shall be governed in all respects by the laws of the State of Illinois.

(k) SEVERABILITY OF PROVISIONS. Whenever possible, each provision of this Loan Agreement, the Term WCMA Note and the other Additional Agreements shall be interpreted in such manner as to be effective and valid under applicable law. Any provision of this Loan Agreement, the Term WCMA Note or any of the other Additional Agreements which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Loan Agreement, the Term WCMA Note and the other Additional Agreements or affecting the validity or enforceability of such provision in any other jurisdiction.

(l) TERM. This Loan Agreement shall become effective on the date accepted by MLBFS at its office in Chicago, Illinois, and, subject to the terms hereof, shall continue in effect so long thereafter as either MLBFS shall be obligated to make the Loan, or, after the Closing Date, there shall be any moneys outstanding under the Term Note or WCMA Note included in the Term WCMA Note or under this Loan Agreement, or there shall be any other Obligations outstanding.

(m) COUNTERPARTS. This Loan Agreement may be executed in one or more counterparts which, when taken together, constitute one and the same agreement.

(n) JURISDICTION; WAIVER. CUSTOMER ACKNOWLEDGES THAT THIS LOAN AGREEMENT IS BEING ACCEPTED BY MLBFS IN PARTIAL CONSIDERATION OF MLBFS' RIGHT AND OPTION, IN ITS SOLE DISCRETION, TO ENFORCE THIS LOAN AGREEMENT, THE TERM WCMA NOTE AND THE OTHER ADDITIONAL AGREEMENTS IN EITHER THE STATE OF ILLINOIS OR IN ANY OTHER JURISDICTION WHERE CUSTOMER OR ANY COLLATERAL FOR THE OBLIGATIONS MAY BE LOCATED. CUSTOMER CONSENTS TO JURISDICTION IN THE STATE OF ILLINOIS AND VENUE IN ANY STATE OR FEDERAL COURT IN THE COUNTY OF COOK FOR SUCH PURPOSES, AND CUSTOMER WAIVES ANY AND ALL RIGHTS TO CONTEST SAID JURISDICTION AND VENUE. CUSTOMER FURTHER WAIVES ANY RIGHTS TO COMMENCE ANY ACTION AGAINST MLBFS IN ANY JURISDICTION EXCEPT IN THE COUNTY OF COOK AND STATE OF ILLINOIS. MLBFS AND CUSTOMER HEREBY EACH EXPRESSLY WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER PARTY WITH RESPECT TO ANY MATTER RELATING TO, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LOAN, THIS LOAN AGREEMENT, THE TERM WCMA NOTE, ANY OTHER ADDITIONAL AGREEMENTS AND/OR ANY OF THE TRANSACTIONS WHICH ARE THE SUBJECT MATTER OF THIS LOAN AGREEMENT.

(o) INTEGRATION. THIS LOAN AGREEMENT, TOGETHER WITH THE TERM WCMA NOTE AND THE OTHER ADDITIONAL AGREEMENTS, CONSTITUTES THE ENTIRE UNDERSTANDING AND REPRESENTS THE FULL AND FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR WRITTEN AGREEMENTS OR PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. WITHOUT LIMITING THE FOREGOING, CUSTOMER ACKNOWLEDGES THAT: (I) NO PROMISE OR COMMITMENT HAS BEEN MADE TO IT BY MLBFS, MLPF&S OR ANY OF THEIR RESPECTIVE EMPLOYEES, AGENTS OR

REPRESENTATIVES TO MAKE THE LOAN ON ANY TERMS OTHER THAN AS EXPRESSLY SET FORTH HEREIN AND IN THE TERM WCMA NOTE, OR TO MAKE ANY OTHER LOAN OR OTHERWISE EXTEND ANY OTHER CREDIT TO CUSTOMER OR ANY OTHER PARTY; AND (II) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THIS LOAN AGREEMENT SUPERSEDES AND REPLACES ANY AND ALL PROPOSALS, LETTERS OF INTENT AND APPROVAL AND COMMITMENT LETTERS FROM MLBFS TO CUSTOMER, NONE OF WHICH SHALL BE CONSIDERED AN ADDITIONAL AGREEMENT. NO AMENDMENT OR MODIFICATION OF THIS AGREEMENT OR ANY OF THE ADDITIONAL AGREEMENTS TO WHICH CUSTOMER IS A PARTY SHALL BE EFFECTIVE UNLESS IN A WRITING SIGNED BY BOTH MLBFS AND CUSTOMER.

IN WITNESS WHEREOF, this Loan Agreement has been executed as of the day and year first above written.

MEDICAL RESOURCES MANAGEMENT, INC. D/B/A MRM, INC.


By:
   ------------------------------------------------------
    Signature (1)             Signature (2)

---------------------------------------------------------
    Printed Name              Printed Name

---------------------------------------------------------
    Title                     Title


Accepted at Chicago, Illinois:
MERRILL LYNCH BUSINESS FINANCIAL
SERVICES INC.


By:
   -----------------------------------------------

                                      EXHIBIT A

ATTACHED TO AND HEREBY MADE A PART OF TERM WCMA LOAN AND SECURITY AGREEMENT
NO. 9707340401 BETWEEN MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC. AND MEDICAL RESOURCES MANAGEMENT, INC. D/B/A MRM, INC.
--------------------------------------------------------------------------------

LOCATIONS OF TANGIBLE COLLATERAL: